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                                                                   EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Brand Intermediate Holdings, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts," "Summary Historical Consolidated Financial Data," and "Selected Historical Consolidated Financial Data" in the prospectus.

/s/ KPMG LLP


St. Louis, Missouri
March 27, 2003